UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

GRAPHITE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40532	84-4867570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Graphite Bio, Inc.

279 East Grand Avenue, Suite 430

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 484-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2021, Graphite Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Cowen and Company, LLC, and SVB Leerink LLC (collectively, the “Underwriters”), relating to the initial public offering (the “IPO”) of 14,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), at a price to the public of $17.00 per share, less underwriting discounts and commissions. The IPO closed on June 29, 2021. On June 29, 2021, the Underwriters also exercised their option to purchase an additional 2,100,000 shares of Common Stock at the IPO price, less the underwriting discounts and commissions. The closing of the offering of the additional shares is expected to occur on July 2, 2021. The aggregate gross proceeds to the Company from the offering, including the additional shares, before deducting the underwriting discounts and commissions and estimated offering expenses, will be $273.7 million.

The IPO was pursuant to the Company’s registration statement on Form S-l, as amended (File No. 333-256838) and registration statement on Form S-1 (File No. 333-257370) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (together, the “Registration Statement”).

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

As previously disclosed in the Registration Statement, on June 29, 2021 and in connection with the consummation of the IPO, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing certificate of incorporation in its entirety to, among other things: (i) authorize 300,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; and (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on June 24, 2021 and in connection with the effectiveness of the Registration Statement, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon effectiveness of the Registration Statement, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated as of June 24, 2021

3.1	Amended and Restated Certificate of Incorporation of Graphite Bio. Inc., effective as of June 29, 2021

3.2	Amended and Restated Bylaws of Graphite Bio. Inc., effective as of June 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graphite Bio, Inc.

Date: June 30, 2021	By:	/s/ Josh Lehrer
Josh Lehrer, M.D.
President and Chief Executive Officer